Exhibit 9(v) under Form N-1A
                              Exhibit 10 under Item 601/Reg. S-K

                                ANNEX 1

                         TO AMENDMENT NO. 2 TO
                              SCHEDULE C

        FUND ACCOUNTING AND SHAREHOLDER RECORDKEEPING AGREEMENT

                         MARSHALL FUNDS, INC.
                     INTERNET SHAREHOLDER TRADING

                           PRICING SCHEDULE

1.  ONE TIME CHARGES:

     O  Set Up Charge:                      $5,000
     o  Basic Package Charge:               $10,000

2.  TRANSACTION CHARGES:

     o  Inquiry:                            $0.10/per
     o  All other Transactions:             $1.00/per

3.  MINIMUM CHARGE:

     o  $2,000 per month

     WITNESS the due execution hereof this 28th day of April, 1997.

Attest:                               MARSHALL FUNDS, INC.

/S/ PETER J. GERMAIN                  By: /S/ JOSEPH A. MACHI

Secretary                                 Vice President


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Attest:                               FEDERATED SHAREHOLDER SERVICES COMPANY

                                      (formerly Federated Services Company)

/S/ THOMAS J. WARD                    By:/S/ THOMAS P. SCHMITT

Secretary                                 Vice President